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                                                                    EXHIBIT 23.6

                                    Consent

     I, Leeds Hackett, do hereby consent to the inclusion of biographical information about me, including my name, age, positions to be held with Compass International Services Corporation, a Delaware corporation (the "Company") and its subsidiary, my expected term as a director of the Company and the other information required to be provided in the Company's Registration Statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 3, 1997 which information will appear principally in the section entitled "Management--Executive Officers and Directors." I further consent to the filing of this consent as an exhibit to the Registration Statement.



                                              /s/ Leeds Hackett
                                              ----------------------------------
                                              Leeds Hackett

Dated: October 1, 1997